UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2011

ARCADIA RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32935	88-0331369
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9320 Priority Way West Drive, Indianapolis, Indiana	46240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 569-8234

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On July 15, 2011, the Company received notice from the NYSE Amex indicating that the Company is below certain of the Exchange’s continued listing standards due to the Company not being in compliance with Sections 1003(a) of the Company Guide. The Exchange Staff indicated that its review of the Company’s Form 10-K for the fiscal year ended March 31, 2011, indicates that the Company does not meet the provisions of Section 1003(a)(i), (ii) or (iii) related to stockholders’ equity and losses from continuing operations and further that the Company no longer satisfies the alternative listing standards in Section 1003(a). The Company was afforded the opportunity to submit a plan of compliance to the Exchange by August 14, 2011, that demonstrates the Company’s ability to regain compliance with Section 1003(a)(i), (ii) and (iii) of the Company Guide by January 15, 2013. If the Company does not submit a plan of compliance, or if the plan is not accepted by the Exchange, the Company will be subject to delisting procedures as set forth in Section 1010 and part 12 of the Company Guide.
As previously reported on Form 8-K filed April 8, 2011, the Company has also been advised by NYSE Amex, by letter dated April 4, 2011, that because the Company’s average closing price of its common stock was less than $0.20 per share over a consecutive 30-day trading period, the Company was not in compliance with Section 1003(f)(v) of the NYSE Amex Company Guide. NYSE Amex advised that it deems it appropriate for the Company to effect a reverse stock split to remain in compliance with its continued listing standards and has given the Company until October 4, 2011 to effect such a split.
The Company is evaluating its options with respect to the NYSE Amex notifications. The Company is evaluating whether to submit a plan to address its failure to comply with Section 1003(a). The Company also continues to monitor the trading price of its common stock and is considering its options to comply with Section 1003(f)(v). While the notifications from NYSE Amex does not affect the current listing of the Company’s common stock, the Company’s failure to effect a reverse stock split by October 4, 2011, or its failure to submit a plan of compliance with Section 1003(a) by August 14, 2011, or the failure of the NYSE Amex to accept any plan of compliance submitted, are likely to result in the Company no longer being listed on the NYSE Amex. In such event, the Company will consider other alternatives for trading of the Company’s securities, including the possibility of trading in the over the counter (OTC) market.
On July 19, 2011, the Company issued a press release announcing its receipt from AMEX of notice of the Company’s failure to satisfy a continued listing standard. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Press Release dated July 19, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2011	Arcadia Resources, Inc.
	By:	/s/ Matthew R. Middendorf
Matthew R. Middendorf
	Its:	Chief Financial Officer, Treasurer and Secretary